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                                                                      EXHIBIT 99



FOR IMMEDIATE RELEASE                             CONTACT: MARK W. LEUNIG
                                                  DIRECTOR OF INVESTOR RELATIONS
                                                  (716) 454-1250



              GENESEE CORPORATION ANNOUNCES FISCAL YEAR END RESULTS
              -----------------------------------------------------

ROCHESTER, NEW YORK, June 20, 2001 -- Genesee Corporation (NASDAQ/NMS: GENBB) today announced results for its fiscal year ended April 28, 2001.

         The Corporation is currently operating under a plan of liquidation and dissolution that was approved by shareholders in October 2000. Pursuant to this plan, the Corporation sold its brewing business and a substantial portion of its equipment leasing business in December 2000. As a result of these transactions, the Corporation's brewing and equipment leasing businesses are reported as discontinued operations.

         Results for the Corporation's continuing operations reflect only its Foods Division and corporate segment. The Corporation continues to operate the Foods Division as it works with J.H. Chapman Group, which was engaged in April 2001 to assist in evaluating strategic alternatives for the divestiture of the Foods Division.

         Consolidated gross revenues in fiscal 2001 from continuing and discontinued operations were $122,708,000, compared to consolidated gross revenues of $172,069,000 in fiscal 2000. The Corporation recorded a consolidated net loss of $2,414,000, or $1.48 basic and diluted net loss per share in fiscal 2001, compared to a consolidated net loss of $3,400,000, or $2.10 basic and diluted net loss per share, in fiscal 2000.


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         Gross revenues in fiscal 2001 from continuing operations were
$50,023,000, compared to gross revenues from continuing operations of $48,548,000 in fiscal 2000. The Corporation recorded a net loss from continuing operations of $1,064,000, or $.65 basic and diluted net loss per share in fiscal 2001, compared to a net loss from continuing operations of $1,141,000, or $.70 basic and diluted net loss per share, in fiscal 2000.

         Gross revenues in fiscal 2001 from discontinued operations were $72,685,000 compared to $123,520,000 in fiscal 2000. Discontinued operations generated a net loss of $1,350,000, or $.83 basic and diluted net loss per share, in fiscal 2001, compared to a net loss of $2,259,000, or $1.40 basic and diluted net loss per share, in fiscal 2000.

         Fiscal 2001 results from continuing operations were adversely affected by $1.4 million of compensation expense that was recorded in the fourth quarter as a result of the exercise of employee stock options prior to the payment of the March 1, 2001 liquidating distribution.

         Net sales for the Corporation's Foods Division were $46.5 million in fiscal 2001, compared to $45.5 million in fiscal 2000. Sales of artificial sweeteners and bouillon products increased in fiscal 2001 compared to the prior year. However, these gains were offset by a decrease in contract packaging revenues and a decline in sales of iced tea mix. Contract packaging revenues were adversely affected by a customer's decision to change suppliers. Lower sales of iced tea mix were caused by lower prices in response to, and the loss of some accounts resulting from, aggressive competition from a Canadian competitor that has access to lower priced raw materials under United States sugar import quotas. The Foods Division was able to partially offset lower revenues from iced tea mix sales with sales of a new instant drink mix that was introduced in the summer of 2000.


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         Despite lower sales, operating income for the Foods Division increased to $1 million in fiscal 2001, compared to an operating loss of $189,000 in fiscal 2000. The improvement in operating performance was the result of operating efficiencies achieved in the first full fiscal year of operations at the Foods Division's Medina, New York facility. The Medina facility was acquired in October 1998 and the plant modification and relocation project was completed in January 2000. Also, the Foods Division implemented aggressive cost reduction and efficiency improvement initiatives in December 2000 that helped to improve operating performance during the second half of fiscal 2001.

         During the fourth quarter, the Corporation completed the post-closing adjustment of the purchase price for the brewery sale and received an additional $1.4 million from High Falls Brewing Company, bringing the total purchase price for the brewery sale to $27.2 million. Also in the fourth quarter of fiscal 2001, the Corporation adjusted the $12.7 million pre-tax deferred gain recorded on the sale of its brewing business to reflect $475,000 of employee severance costs accrued by the Corporation in connection with the sale of the business and higher than expected transaction expenses that were charged against the sale proceeds. The pre-tax deferred gain from the brewery sale is now recorded at $11.9 million.


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         Under the Corporation's plan of liquidation and dissolution, on March
1, 2001 the Corporation paid to shareholders a partial liquidating distribution of $7.50 per share. The amount and timing of subsequent liquidating distributions will depend on a number of factors, including without limitation, the risk of default by High Falls Brewing Company on its payment and other obligations under the promissory notes held by the Corporation; risks associated with continued ownership and operation of the Corporation's Foods Division; the possibility of delay in finding buyers and completing the divestiture of the Foods Division and other assets of the Corporation; possible contingent liabilities and post-closing indemnification and other obligations arising from the sale of the Coropration's brewing, equipment leasing and other businesses; and risks associated with the liquidation and dissolution of the Corporation, including without limitation, settlement of the Corporation's liabilities and obligations, costs incurred in connection with carrying out the plan of liquidation and dissolution, the amount of income earned on the Corporation's cash equivalents and short-term investments during the liquidation period and the actual timing of liquidating distributions.


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                               GENESEE CORPORATION

                   Comparative Statement of (Loss) / Earnings
                   ------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                           FISCAL YEAR ENDED                FISCAL YEAR ENDED
                                                             APRIL 28, 2001                   APRIL 29, 2000
-------------------------------------------------------------------------------------------------------------
  NET REVENUES                                                $ 46,533,000                     $ 45,548,000
-------------------------------------------------------------------------------------------------------------
  LOSS FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES                              (  1,104,000)                    (  1,291,000)
-------------------------------------------------------------------------------------------------------------
  Less: Income Tax Benefit                                    (     40,000)                    (    150,000)
-------------------------------------------------------------------------------------------------------------
  LOSS FROM CONTINUING
  OPERATIONS                                                  (  1,064,000)                    (  1,141,000)
-------------------------------------------------------------------------------------------------------------
  LOSS FROM DISCONTINUED
  OPERATIONS, NET OF INCOME TAX
  BENEFIT OR EXPENSE                                          (  1,350,000)                    (  2,259,000)
-------------------------------------------------------------------------------------------------------------
  NET LOSS                                                    (  2,414,000)                    (  3,400,000)
-------------------------------------------------------------------------------------------------------------
  BASIC & DILUTED LOSS PER SHARE
  FROM CONTINUING OPERATIONS                                     (.65)                            (.70)
-------------------------------------------------------------------------------------------------------------
  BASIC & DILUTED LOSS PER SHARE
  FROM DISCONTINUED OPERATIONS                                   (.83)                            (1.40)
-------------------------------------------------------------------------------------------------------------
  BASIC & DILUTED NET
  LOSS PER SHARE                                                 (1.48)                           (2.10)
-------------------------------------------------------------------------------------------------------------
  Weighted Average Common Shares
  Outstanding                                                    1,633,164                        1,620,013
-------------------------------------------------------------------------------------------------------------
  Weighted Average and Common
  Equivalent Shares                                              1,633,164                        1,620,013
-------------------------------------------------------------------------------------------------------------


Copies of Genesee Corporation news releases are available free of charge by calling PRNewswire's Company News On Call at 800-758-5804, Extension 352775, or on the Internet at http://www.prnewswire.com/comp/352775.html.


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